EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-270184) pertaining to the 2012 Equity Incentive Plan and 2025 Equity Incentive Plan of Meta Platforms, Inc.,

(2)Registration Statement (Form S-8 No. 333-262508) pertaining to the 2012 Equity Incentive Plan and 2025 Equity Incentive Plan of Meta Platforms, Inc.,

(3)Registration Statement (Form S-8 No. 333-252518) pertaining to the 2012 Equity Incentive Plan and 2025 Equity Incentive Plan of Meta Platforms, Inc.,

(4)Registration Statement (Form S-8 No. 333-236161) pertaining to the 2012 Equity Incentive Plan and 2025 Equity Incentive Plan of Meta Platforms, Inc.,

(5)Registration Statement (Form S-8 No. 333-229457) pertaining to the 2012 Equity Incentive Plan and 2025 Equity Incentive Plan of Meta Platforms, Inc.,

(6)Registration Statement (Form S-8 No. 333-222823) pertaining to the 2012 Equity Incentive Plan and 2025 Equity Incentive Plan of Meta Platforms, Inc.,

(7)Registration Statement (Form S-8 No. 333-186402) pertaining to the 2012 Equity Incentive Plan and 2025 Equity Incentive Plan of Meta Platforms, Inc.,

(8)Registration Statement (Form S-8 No. 333-181566) pertaining to the 2005 Officers’ Stock Plan, 2005 Stock Plan, 2012 Equity Incentive Plan and 2025 Equity Incentive Plan of Meta Platforms, Inc., and

(9)Registration Statement (Form S-3 No. 333-271535) of Meta Platforms, Inc.

of our reports dated January 28, 2026, with respect to the consolidated financial statements of Meta Platforms, Inc. and the effectiveness of internal control over financial reporting of Meta Platforms, Inc. included in this Annual Report (Form 10-K) of Meta Platforms, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Jose, California
January 28, 2026